SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2007

Headliners Entertainment Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33145	84-1195628
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

501 Bloomfield Avenue
Montclair, NJ 07042
(Address of principle executive offices)

(973) 233-1233
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2007 Headliners Entertainment Group, Inc. appointed Frank Orlando as Chief Restructuring Officer, Chief Financial Officer, Secretary and a Director. Since 2004, Mr. Orlando has served as the Executive Vice President and Director of Marine Growth Ventures, Inc. From September 1996 until April 2002, Mr. Orlando was vice president and director of corporate development for Phoenix Internet Technologies, Inc., a start up Internet service provider (ISP). In April 2002, Phoenix Internet Technologies, Inc. was sold and Mr. Orlando was retained by the new owners and worked there in a similar capacity until September 2003. From September 2003 through September 2004, Mr. Orlando acted as a consultant to Phoenix Investors, LLC. Mr. Orlando received Bachelors Degrees in Marketing and Production & Operations Management from the University of Wisconsin - Oshkosh in 1995.

On January 31, 2007, the Board of Directors of the Company accepted the resignation of Eduardo Rodriguez as Chief Executive Officer, Chief Financial Officer, Secretary and Director. Also, on January 31, 2007, the Company’s Board of Directors accepted the resignation of Michael Margolies as a Director.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

Headliners Entertainment Group, Inc.

By:	/s/ Frank Orlando
Frank Orlando
Chief Financial Officer

Date: February 2, 2007